Exhibit 99.1

FOR IMMEDIATE RELEASE	News Release

Mercury Systems Announces Pricing of Common Stock Offering;

Increases Offering Size

ANDOVER, Mass. – May 22, 2019 – Mercury Systems, Inc. (NASDAQ: MRCY) (“Mercury” or the “Company”), today announced that it priced its previously announced underwritten public offering at $69.00 per share and increased the size of the offering from 5,000,000 to 6,000,000 shares of its common stock. The offering includes a 30-day option for the underwriters to purchase up to an additional 900,000 shares of common stock at the same per share price. The offering is expected to close on May 28, 2019, subject to customary conditions.

The Company intends to use the net proceeds of the offering for general corporate purposes, including future acquisitions, refinancing or repayment of debt, capital expenditures, working capital or share repurchases.

Citigroup, Goldman Sachs & Co. LLC and J.P. Morgan are acting as joint lead book-running managers and representatives of the underwriters for the common stock offering. SunTrust Robinson Humphrey, Baird and William Blair are acting as joint lead managers and Canaccord Genuity is acting as a co-manager of the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3ASR (File No. 333-220205) previously filed with the U.S. Securities and Exchange Commission (“SEC”) on August 28, 2017, and a preliminary prospectus supplement filed with the SEC on May 20, 2019, copies of which may be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or telephone: (800) 831-9146, Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com, or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or telephone: (866) 803-9204, or through the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will also be filed with the SEC and, when available, may be obtained by contacting the parties above. Before you invest, you should read the prospectus in the registration statement and other documents Mercury has filed with the SEC for more complete information about Mercury and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Mercury, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities law jurisdiction.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300

Mercury Systems Announces Pricing of Common Stock Offering,

Mercury Systems – Innovation That Matters®

Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure sensor and safety-critical mission processing subsystems. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical aerospace, defense and intelligence programs. Headquartered in Andover, Mass, Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology and business needs.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the offering described herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, the uncertainties related to market conditions and the completion of the public offering on the anticipated terms, or at all, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2018. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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Contact:

Michael D. Ruppert, CFO

Mercury Systems, Inc.

978-967-1990

Mercury Systems and Innovation that Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300